                                                                    EXHIBIT 99.2

                              CITATION CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of June 27, 1999

                                         June 27,  Recapitalization  June 27,
                                           1999      and Offering      1999
                                        Historical Adjustments (a)  As Adjusted
                                                (dollars in thousands)
                ASSETS
Current assets:
  Cash and cash equivalents............  $  2,080     $  (2,080)     $     --
  Accounts receivable, net.............   117,989           --         117,989
  Inventories..........................    58,781           --          58,781
  Deferred income taxes, prepaid
   expenses and other current assets...    33,719           --          33,719
                                         --------     ---------      ---------
    Total current assets...............   212,569        (2,080)       210,489
  Property, plant and equipment, net...   339,872           --         339,872
  Intangible assets, net...............   109,593           --         109,593
  Other assets.........................    16,696        15,548         32,244
                                         --------     ---------      ---------
    Total assets.......................  $678,730     $  13,468      $ 692,198
                                         ========     =========      =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and
   capital leases......................  $  3,936     $  (1,384)     $   2,552
  Accounts payable.....................    57,876           --          57,876
  Accrued expenses and other current
   liabilities.........................    51,513        (5,342)        46,171
                                         --------     ---------      ---------
    Total current liabilities..........   113,325        (6,726)       106,599
Long-term liabilities:
  Revolving credit facility............       --          6,238          6,238
  Long-term debt and capital leases....   315,415      (309,800)         5,615
  Senior term loan A...................       --         50,000         50,000
  Senior term loan B...................       --        210,000        210,000
  Senior subordinated notes............       --        200,000        200,000
  Deferred income taxes and other long-
   term liabilities....................    50,086           --          50,086
                                         --------     ---------      ---------
    Total liabilities..................   478,826       149,712        628,538
Stockholders' equity:
  Common stock.........................       179           (66)           113
  Additional paid-in capital...........   107,304        72,733        180,037
  Retained earnings (accumulated
   deficit)............................    92,421      (208,911)      (116,490)
                                         --------     ---------      ---------
  Total stockholders' equity...........   199,904      (136,244)        63,660
                                         --------     ---------      ---------
    Total liabilities and stockholders'
     equity............................  $678,730     $  13,468      $ 692,198
                                         ========     =========      =========

          See Notes to Unaudited Pro Forma Consolidated Balance Sheet

                              CITATION CORPORATION

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)

   The pro forma financial data have been derived by the application of pro forma adjustments to Citation's historical financial statements as of the date noted. The merger will be accounted for as a recapitalization which will have no impact on the historical basis of Citation's assets and liabilities. The pro forma financial data assume that no stockholders assert appraisal rights in connection with the merger.

   (a) Pro forma adjustments to the Unaudited Pro Forma Consolidated Balance Sheet are summarized in the following table and are described in the notes that follow:

                                         Purchase                Transaction
                                         Price of   Compensation   Fees and     Repayment of    Total Net
                          Financing (1) Equity (2)  Expense (3)  Expenses (4) Existing Debt (5) Adjustment
Cash and cash
 equivalents............    $656,238    $(309,286)    $(4,941)     $(30,800)      $(313,291)    $  (2,080)
Other assets............                                             16,200            (652)       15,548
Current portion of long-
 term debt and capital
 leases.................                                                             (1,384)       (1,384)
Accrued expenses and
 other current
 liabilities............                               (2,974)                       (2,368)       (5,342)
Revolving credit
 facility...............       6,238                                                                6,238
Long-term debt and
 capital leases.........                                                           (309,800)     (309,800)
Senior term loan A......      50,000                                                               50,000
Senior term loan B......     210,000                                                              210,000
Senior subordinated
 notes..................     200,000                                                              200,000
Common stock............         105         (171)                                                    (66)
Additional paid-in
 capital................     189,895     (102,562)                  (14,600)                       72,733
Retained earnings.......                 (206,553)     (1,967)                         (391)     (208,911)

---------------------
(1) Sources and uses of cash for the recapitalization are as follows:

Sources:
  Existing cash....................................................... $  2,080
  Senior secured revolving facility...................................    6,238
  Tranche A term loan.................................................   50,000
  Tranche B term loan.................................................  210,000
  Senior subordinated notes...........................................  200,000
  Equity contribution.................................................  190,000
                                                                       --------
    Total............................................................. $658,318
                                                                       ========
Uses:
  Payment of merger consideration..................................... $309,286
  Cancellation of outstanding options and payment of deferred
   compensation.......................................................    4,941
  Repayment of outstanding indebtedness...............................  311,184
  Payment of accrued interest.........................................    2,107
  Estimated fees and expenses.........................................   30,800
                                                                       --------
    Total............................................................. $658,318
                                                                       ========

---------------------
(2) The adjustments represent the payment of the cash portion of the merger consideration to existing stockholders. Subsequent to the merger, existing stockholders will own 790,115 shares, or approximately 7.0%, of the outstanding common stock of Citation as the surviving corporation.
(3) Compensation expense of $3,278 ($1,967 after related tax effect) relates to the cancellation of all outstanding stock options at the difference between $18.10 per share and the exercise price of the options and $1,663 relates to the payment of accrued benefits under Citation's non-qualified deferred compensation plan.
(4) The adjustment represents the estimated transaction fees and expenses of $30,800. The portion of estimated transaction fees and expenses attributable to the debt financing is $16,200, which will be recorded as debt issuance costs and therefore amortized over the expected life of the debt to be issued. Such estimated debt issuance costs include estimated fees and expenses payable to banks and related advisors. The remaining estimated transaction fees and expenses of $14,600 represent costs associated with the payment of the cash portion of the merger consideration to existing stockholders.
(5) This adjustment represents the repayment of existing indebtedness, except for capital leases, related accrued interest and the write-off of unamortized debt issuance costs related to the existing debt. The unamortized debt issuance costs of $652 ($391 after related tax effect) will be written off as an extraordinary charge upon repayment of the existing indebtedness.

                              CITATION CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   For the Twelve Months Ended August 1, 1999
                             (dollars in thousands)

                                                                                 Citation     Recapitalization
                          Citation  Acquisitions   Combination   Disposition  Pro Forma Pre-    and Offering   Citation
                         Historical  Actual (a)  Adjustments (b) Actual (c)  Recapitalization   Adjustments    Pro Forma
Net sales..............  $ 792,447    $ 36,777       $   --       $ (11,278)    $ 817,946         $    --      $ 817,946
Cost of sales..........    678,524      33,239        (1,231)       (12,144)      698,388              --        698,388
                         ---------    --------       -------      ---------     ---------         --------     ---------
 Gross profit..........    113,923       3,538         1,231            866       119,558              --        119,558
Selling, general, and
 administrative
 expenses .............     68,510       3,768           381         (2,560)       70,099               60 (d)    70,159
Impairment charge......     10,000         --            --         (10,000)          --               --            --
                         ---------    --------       -------      ---------     ---------         --------     ---------
Operating income.......     35,413        (230)          850         13,426        49,459              (60)       49,399
Other expenses (income)
 Interest expense......     20,722       1,529         1,085            --         23,336           29,192 (e)    52,528
 Other, net............      4,010          (7)          --          (1,826)        2,177              --          2,177
                         ---------    --------       -------      ---------     ---------         --------     ---------
                            24,732       1,522         1,085         (1,826)       25,513           29,192        54,705
                         ---------    --------       -------      ---------     ---------         --------     ---------
Income before provision
 for income taxes......     10,681      (1,752)         (235)        15,252        23,946          (29,252)       (5,306)
Income tax provision...      4,415        (210)         (582)         5,981         9,604          (11,659)(f)    (2,055)
                         ---------    --------       -------      ---------     ---------         --------     ---------
Net income.............      6,266      (1,542)          347          9,271        14,342          (17,593)       (3,251)
                         =========    ========       =======      =========     =========         ========     =========
EBITDA:
Operating income.......     35,413        (230)          850         13,426        49,459              (60)       49,399
Depreciation and
 amortization..........     44,098       3,145          (850)          (126)       46,267              --         46,267
Impairment charge......     10,000         --            --         (10,000)          --               --            --
                         ---------    --------       -------      ---------     ---------         --------     ---------
EBITDA (g).............  $  89,511    $  2,915       $   --       $   3,300     $  95,726         $    (60)    $  95,666
                         =========    ========       =======      =========     =========         ========     =========


       See Notes to Unaudited Pro Forma Consolidated Statements of Income

                              CITATION CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the Fiscal Year Ended September 27, 1998
                             (dollars in thousands)

                                                                                 Citation     Recapitalization
                          Citation  Acquisitions   Combination   Disposition  Pro Forma Pre-    and Offering   Citation
                         Historical  Actual (a)  Adjustments (b) Actual (c)  Recapitalization   Adjustments    Pro Forma
Net sales..............   $724,017    $127,850       $   --       $(13,008)      $838,859         $    --      $838,859
Cost of sales..........    612,035     112,130        (2,940)      (17,081)       704,144              --       704,144
                          --------    --------       -------      --------       --------         --------     --------
 Gross profit..........    111,982      15,720         2,940         4,073        134,715              --       134,715
Selling, general, and
 administrative
 expenses .............     63,603      12,780         1,853        (2,448)        75,788             (119)(d)   75,669
Impairment charge......     10,000         --            --        (10,000)           --               --           --
                          --------    --------       -------      --------       --------         --------     --------
Operating income.......     38,379       2,940         1,087        16,521         58,927              119       59,046
Other expenses (income)
 Interest expense......     15,254       3,450         4,949           --          23,653           27,890 (e)   51,543
 Other, net............      2,155          (6)          --            (11)         2,138              --         2,138
                          --------    --------       -------      --------       --------         --------     --------
                            17,409       3,444         4,949           (11)        25,791           27,890       53,681
                          --------    --------       -------      --------       --------         --------     --------
Income before provision
 for income taxes......     20,970        (504)       (3,862)       16,532         33,136          (27,771)       5,365
Income tax provision...      8,178       1,100        (2,803)        6,447         12,922          (10,831)(f)    2,091
                          --------    --------       -------      --------       --------         --------     --------
Net income.............   $ 12,792    $ (1,604)      $(1,059)     $ 10,085       $ 20,214         $(16,940)    $  3,274
                          ========    ========       =======      ========       ========         ========     ========
EBITDA:
Operating income.......   $ 38,379    $  2,940       $ 1,087      $ 16,521       $ 58,927         $    119     $ 59,046
Depreciation and
 amortization..........     36,275       9,553        (1,087)         (709)        44,032              --        44,032
Impairment charge......     10,000         --            --        (10,000)           --               --           --
                          --------    --------       -------      --------       --------         --------     --------
EBITDA (g).............   $ 84,654    $ 12,493       $   --       $  5,812       $102,959         $    119     $103,078
                          ========    ========       =======      ========       ========         ========     ========


       See Notes to Unaudited Pro Forma Consolidated Statements of Income

                              CITATION CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    For the Nine Months Ended June 27, 1999
                             (dollars in thousands)

                                                                                 Citation     Recapitalization
                          Citation  Acquisitions   Combination   Disposition  Pro Forma Pre-    and Offering   Citation
                         Historical  Actual (a)  Adjustments (b) Actual (c)  Recapitalization   Adjustments    Pro Forma
Net sales..............   $613,446    $18,129         $--          $(8,913)      $622,662         $    --      $622,662
Cost of sales..........    518,111     16,715         (745)         (8,906)       525,175              --       525,175
                          --------    -------         ----         -------       --------         --------     --------
 Gross profit..........     95,335      1,414          745              (7)        97,487              --        97,487
Selling, general, and
 administrative
 expenses .............     52,974      2,240          163          (2,062)        53,315               19 (d)   53,334
Impairment charge......        --         --           --              --             --               --           --
                          --------    -------         ----         -------       --------         --------     --------
Operating income.......     42,361       (826)         582           2,055         44,172              (19)      44,153
Other expenses (income)
 Interest expense......     15,752        901          541             --          17,194           22,099 (e)   39,293
 Other, net............      1,815        --           --           (1,815)           --               --           --
                          --------    -------         ----         -------       --------         --------     --------
                            17,567        901          541          (1,815)        17,194           22,099       39,293
                          --------    -------         ----         -------       --------         --------     --------
Income before provision
 for income taxes......     24,794     (1,727)          41           3,870         26,978          (22,118)       4,860
Income tax provision...      9,918       (257)        (417)          1,548         10,792           (8,847)(f)    1,945
                          --------    -------         ----         -------       --------         --------     --------
Net income.............   $ 14,876    $(1,470)        $458         $ 2,322       $ 16,186         $(13,271)    $  2,915
                          ========    =======         ====         =======       ========         ========     ========
EBITDA:
Operating income.......   $ 42,361    $  (826)        $582         $ 2,055       $ 44,172         $    (19)    $ 44,153
Depreciation and
 amortization..........     33,318      1,607         (582)            --          34,343              --        34,343
Impairment charge......        --         --           --              --             --               --           --
                          --------    -------         ----         -------       --------         --------     --------
EBITDA (g).............   $ 75,679    $   781         $--          $ 2,055       $ 78,515         $    (19)    $ 78,496
                          ========    =======         ====         =======       ========         ========     ========


       See Notes to Unaudited Pro Forma Consolidated Statements of Income

                              CITATION CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                             (dollars in thousands)

   The unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to Citation's historical financial statements for the periods indicated. The merger has been accounted for as a recapitalization, which will have no impact on the historical basis of Citation's assets and liabilities. The pro forma financial data assume that no stockholders assert appraisal rights in connection with the merger.

   The pro forma adjustments to the statements of income exclude $3,278 ($1,967 after related tax effect) of employee compensation expense relating to the cancellation of the existing stock options and $652 ($391 after related tax effect) related to the write-off of existing unamortized debt issuance costs. These amounts represent non-recurring expenses which Citation anticipates will be recorded in its consolidated statement of income concurrent with the effective date of the merger.

(a) The following acquisitions, both individually and in the aggregate, did not constitute acquisitions of "significant subsidiaries," within the meaning of SEC rules regarding financial reporting. The unaudited pro forma statement of income for the fiscal year ended September 27, 1998 gives effect to the acquisitions of Camden Casting Center ("Camden"), which occurred on December 1, 1997, Dycast, Inc. ("Dycast"), which occurred on January 8, 1998, Amcast Precision Products, Inc. ("Citation Precision"), which occurred on March 30, 1998, Custom Products Corporation ("Custom"), which occurred on November 17, 1998, and CT South Inc. ("Citation Marion"), which occurred on December 28, 1998, as if each such acquisition had occurred at the beginning of the fiscal year. The unaudited pro forma statements of income for the nine months ended June 27, 1999 and the twelve months ended August 1, 1999 give effect to the acquisitions of Custom and Citation Marion as if they had occurred at the beginning of the periods presented.

(b) For the fiscal year ended September 27, 1998, the nine month period ended June 27, 1999 and the twelve months ended August 1, 1999, the adjustments represent the (i) reduced depreciation expense, reflected in cost of sales, related to the net write down of fixed assets in purchase accounting of ($13,567) amortized primarily over a 12-year life; (ii) additional goodwill amortization, reflected in selling, general and administrative expenses, based on the fair values of the net assets acquired of $51,734 amortized over a 20-year life; (iii) additional interest expense on the increased borrowings of $98,234 at weighted average interest rates of 7.28%, 7.00% and 7.00%, respectively; and (iv) the pro forma tax effect of the above adjustments.

(c) Represents an adjustment for the historical operating results of the Oberdorfer Industries facility, which was sold on June 16, 1999. The sale of the Oberdorfer Industries facility did not constitute a disposition of a "significant subsidiary," within the meaning of SEC rules regarding financial reporting.

(d) Represents (i) an annual monitoring fee of $848 that will be paid by Citation to Kelso & Company; (ii) reduced compensation expense of $755, $351, and $464 for the fiscal year ended September 27, 1998; the nine month period ended June 27, 1999 and the twelve months ended August 1, 1999 for executives whose employment with Citation will not continue after the merger; and (iii) reduced costs associated with certain public company related expenses of $212, $266 and $324 for the fiscal year ended September 27, 1998; the nine month period ended June 27, 1999 and the twelve months ended August 1, 1999 that will not continue after the merger.

(e) The recapitalization and offering adjustments to interest expense reflect the following:

                                                             Nine     Twelve
                                                            Months    Months
                                              Year Ended    Ended      Ended
                                             ------------- --------  ---------
                                             September 27, June 27,  August 1,
                                                 1998        1999      1999
Revolving credit facility (1)...............   $    546    $    410   $   546
Senior term loan A (2)......................      4,375       3,281     4,375
Senior term loan B (3)......................     19,950      14,963    19,950
Senior subordinated notes (4)...............     23,500      17,625    23,500
Commitment fee (5)..........................        469         352       469
Interest expense related to existing
 interest rate swap agreements..............        993       1,086     1,363
Interest on existing debt not repaid........        826         722     1,229
                                               --------    --------   -------
  Cash interest expense.....................     50,659      38,439    51,432
Amortization of debt issuance costs (6).....      2,032       1,524     2,032
Historical capitalized interest.............     (1,148)       (670)     (936)
                                               --------    --------   -------
Interest expense--as adjusted...............     51,543      39,293    52,528
Less: pro forma interest expense (7)........    (23,095)    (17,004)  (22,964)
Less: pro forma amortization of debt
 issuance costs (8).........................       (558)       (190)     (372)
                                               --------    --------   -------
Total adjustment............................   $ 27,890    $ 22,099   $29,192
                                               ========    ========   =======

---------------------
(1) Represents interest on the revolving credit facility using an assumed interest rate of 8.75% and assuming borrowings of $6,238 at closing. The total amount available under the revolving credit facility is $100 million.
(2) Represents interest on $50,000 of senior term loan A using an assumed rate of 8.75%.
(3) Represents interest on $210,000 of senior term loan B using an assumed rate of 9.50%.
(4) Represents interest on $200,000 of senior subordinated notes using an assumed rate of 11.75%.
(5) Represents a 0.5% commitment fee on the unused portions of the revolving credit facility.
(6) Represents amortization of debt issuance costs of $16,200 over the term of the related debt.
(7) Represents the elimination of pro forma interest expense paid or payable in cash.
(8) Represents the elimination of pro forma amortization of debt issuance fees.

   A 0.125% increase or decrease in the assumed weighted average interest rate applicable to the revolving credit facility, senior term loan A and senior term loan B would change the pro forma interest expense and income before taxes as follows:

                                                                Nine    Twelve
                                                               Months   Months
                                                 Year Ended    Ended     Ended
                                                ------------- -------- ---------
                                                September 27, June 27, August 1,
                                                    1998        1999     1999
Revolving credit facility......................     $  8        $  6     $  8
Senior term loan A.............................       63          47       63
Senior term loan B.............................      263         197      263
                                                    ----        ----     ----
  Total........................................     $334        $250     $334
                                                    ====        ====     ====

(f) Represents the tax effect of the recapitalization and offering adjustments.
(g) EBITDA is defined, for any period, as income before interest expense, provision for income taxes, depreciation and amortization, other expenses (income) and impairment charge. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDA should not be considered an alternative to net income as a measure of Citation's operating results or to cash flow as a measure of liquidity. In addition, although the EBITDA measure of performance is not recognized under generally accepted accounting principles, it is widely used by various companies as a general measure of a company's performance because it assists in comparing performance on a relatively consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical costs bases. Because EBITDA is not calculated identically by all companies, the presentation herein may not be strictly comparable to other similarly titled measures of other companies.
(h) For purposes of computing this ratio, earnings are defined as operating income. Fixed charges consist of (i) interest, whether expensed or capitalized; (ii) amortization of debt issuance costs; and (iii) that portion of rental expense considered to represent an appropriate interest factor.